PBF Logistics Increases Quarterly Distribution to $0.39 per Unit and
Announces Third Quarter 2015 Earnings Results

•	Net income of $0.59 per limited partner unit

•	Increased Quarterly Distribution to $0.39 per Unit, representing a 5.4% increase versus the previous quarter distribution and a 30.0% increase versus the Partnership's Minimum Quarterly Distribution

•	Third Quarter Distributable Cash Flow of $22.2 million

PARSIPPANY, NJ – October 29, 2015 – PBF Logistics LP (NYSE: PBFX, the "Partnership") announced today third quarter 2015 net income of $20.3 million, or $0.59 per limited partner unit. During the third quarter, the Partnership generated earnings before interest, income taxes, depreciation, and amortization ("EBITDA") of $29.1 million and distributable cash flow of $22.2 million. PBFX's coverage ratio for the third quarter of 2015 was 1.59x.

"Our assets performed well during the quarter and we are pleased to announce our fourth consecutive increase in our quarterly distribution to $0.39," said PBF Logistics GP LLC Chief Executive Officer, Tom Nimbley. "We look forward to continuing to execute our growth strategy for the Partnership and create additional value for our unitholders."

Third quarter 2015 revenues for the Partnership were $37.1 million versus third quarter 2014 revenues of $14.7 million.  The increase was primarily related to the three asset acquisitions which occurred in the last twelve months.

Partnership operating expenses in the third quarter of 2015 were $5.0 million, general and administrative expenses were $3.0 million, and depreciation expense was $1.6 million. Included in our results for the third quarter are $0.8 million, or $0.02 per unit, of non-cash expenses related to unit-based compensation.  Total costs and expenses were $5.0 million higher in the third quarter of 2015 compared to the third quarter of 2014, mainly due to incremental operating, maintenance, administrative and depreciation expenses related to acquired businesses.

As of September 30, 2015, the Partnership had $18.2 million in cash and cash equivalents and access to an additional $298.5 million under its existing revolving credit facility. The Partnership intends to use its financial resources to fund organic growth projects at the Partnership and future drop-down and third-party acquisitions.

PBF Logistics Announces Increased Quarterly Distribution
The Board of Directors of PBF Logistics GP LLC, the Partnership's general partner, declared a regular quarterly cash distribution of $0.39 per unit. The distribution is payable on November 30, 2015, to unitholders of record at the close of business on November 13, 2015.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership's distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to measures not prescribed by U.S. generally accepted accounting principles ("non-GAAP") including, but not limited to, EBITDA and distributable cash flow. PBFX's management believes that non-GAAP financial measures provide useful information about the Partnership's operating performance, financial results and the amount of cash generated by the Partnership's operations and the amount available for distribution to its unitholders. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBFX's non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
The Partnership's senior management will host a conference call and webcast regarding earnings results and other business matters on Thursday, October 29, 2015, at 11:00 a.m. ET. The call can also be heard by dialing (800) 894-5910 or (785) 424-1052, conference ID: PBFXQ315. The audio replay will be available two hours after the end of the call through November 14, 2015, by dialing (800) 695-0715 or (402) 220-1423. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX's logistics and other assets and other risks inherent in PBFX's business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX's filings with the Securities and Exchange Commission including the Form 10-K. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. PBFX assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)
Factors Affecting Comparability
The following tables present EBITDA (as defined below) and related operational information of PBF Logistics LP ("PBFX" or the "Partnership") for the three and nine months ended September 30, 2015 and 2014.  The financial information presented contains the financial results of PBF MLP Predecessor (the "Predecessor"), our predecessor for accounting purposes, for periods presented through May 13, 2014. The Predecessor includes the financial results of a light crude oil rail unloading terminal at PBF Energy Inc.'s Delaware City refinery (which we refer to as the “DCR Rail Terminal”), and a crude oil truck unloading terminal at the PBF Energy Inc.'s Toledo refinery (which we refer to as the “Toledo Truck Terminal”) which were acquired from subsidiaries of PBF Energy Inc. ("PBF Energy") during our initial public offering, completed on May 14, 2014 (the "Offering").
The financial information contained herein of the Predecessor and PBFX has been retrospectively adjusted to include the historical results of a heavy crude oil rail unloading terminal at PBF Energy's Delaware City refinery (which we refer to as the "DCR West Rack") prior to its acquisition by PBFX on September 30, 2014, a tank farm and related facilities located at PBF Energy's Toledo refinery, including a propane storage and loading facility (which we collectively refer to as the "Toledo Storage Facility") prior to its acquisition by PBFX on December 11, 2014, and a products pipeline (the "Delaware City Products Pipeline"), truck rack and related facilities located at PBF Energy's Delaware city refinery (which we collectively refer to as the "Delaware City Products Pipeline and Truck Rack") prior to its acquisition by PBFX on May 14, 2015. The DCR West Rack, Toledo Storage Facility, and Delaware City Products Pipeline and Truck Rack were acquired from subsidiaries of our indirect parent company, PBF Energy (the acquisitions are collectively referred to as the "Acquisitions from PBF"). The results of the DCR Rail Terminal, Toledo Truck Rack, DCR West Rack, the propane loading facility at the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack are included in the Transportation and Terminaling segment. The tank farm and related facilities at the Toledo Storage Facility are included in the Storage segment.
Our Predecessor generally recognized only the costs and did not record revenue for transactions with PBF Energy prior to completion of the Offering and Acquisitions from PBF, with the exception of the Delaware City Products Pipeline. Affiliate revenues have been recorded for all of our assets subsequent to the commencement of the commercial agreements with PBF Energy upon completion of the Offering and Acquisitions from PBF.  As a result, the information included in the following tables is not necessarily comparable on a year-over-year basis.
Non-GAAP Financial Measures
We define EBITDA as net income (loss) before interest expense, income tax expense, depreciation and amortization expense. We define distributable cash flow as EBITDA plus non-cash unit-based compensation expense, less net cash paid for interest, maintenance capital expenditures and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is distributable cash flow divided by total distribution declared. Distributable cash flow and EBITDA are not measures prescribed by U.S. generally accepted accounting principles ("GAAP").
While EBITDA and distributable cash flow are not measures prescribed by U.S. GAAP (“non-GAAP”), they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA provides useful information to investors in assessing our financial condition and results of operations. EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities.
We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, as it provides investors with an enhanced perspective of the operating performance of our assets and the cash our business is generating. EBITDA and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP.
These non-GAAP financial metrics should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial metrics may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014*	2015	2014*

Revenue from affiliates (a)	$37,082	$17,060	$104,796	$29,409

Costs and expenses:
Operating and maintenance expenses	4,963	7,219	18,165	16,884
General and administrative expenses (a)	3,007	2,722	9,798	5,128
Depreciation and amortization expense	1,649	1,177	4,919	2,906
	9,619	11,118	32,882	24,918

Income from operations	27,463	5,942	71,914	4,491

Other income (expense):
Interest expense, net and other financing costs	(6,757)	(685)	(13,174)	(968)
Amortization of loan fees	(423)	(142)	(891)	(215)
Net income	20,283	5,115	57,849	3,308
Less: Net income (loss) attributable to Predecessor	—	(4,193)	1,274	(11,417)
Limited partners' interest in net income attributable to the Partnership	$20,283	$9,308	$56,575	$14,725

Net income per limited partner unit:
Common units - basic	$0.59	$0.29	$1.68	$0.46
Common units - diluted	0.59	0.29	1.68	0.46
Subordinated units - basic and diluted	0.59	0.29	1.68	0.46

Weighted-average limited partner units outstanding:
Common units - basic	18,455,575	15,886,553	17,784,133	15,886,553
Common units - diluted	18,455,575	15,894,691	17,784,133	15,887,683
Subordinated units - basic and diluted	15,886,553	15,886,553	15,886,553	15,886,553

Cash distributions declared per unit	$0.39	$0.30	$1.11	$0.46

See Footnotes to Earnings Release Tables

* Prior-period financial information has been retrospectively adjusted for the acquisitions of the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Nine Months Ended September 30, 2015
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenues from affiliates (a)	$101,413	$3,383	$104,796

Costs and expenses:
Operating and maintenance expenses	16,800	1,365	18,165
General and administrative expenses (a)	9,317	481	9,798
Depreciation and amortization	4,643	276	4,919
Total costs and expenses	30,760	2,122	32,882

Income from operations	70,653	1,261	71,914

Other income (expense):
Interest expense, net and other financing costs	(13,187)	13	(13,174)
Amortization of loan fees	(891)	—	(891)
Net Income	56,575	1,274	57,849
Less: Net income attributable to Predecessor	—	1,274	1,274
Limited partners' interest in net income attributable to the Partnership	$56,575	$—	$56,575

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended September 30, 2014
	PBF Logistics	DCR West Rack	Toledo Storage Facility	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenues from affiliates (a)	$14,744	$—	$—	$2,316	$17,060

Costs and expenses:
Operating and maintenance expenses	1,765	2,305	2,128	1,021	7,219
General and administrative expenses (a)	2,524	45	43	110	2,722
Depreciation and amortization	323	263	405	186	1,177
Total costs and expenses	4,612	2,613	2,576	1,317	11,118

Income (loss) from operations	10,132	(2,613)	(2,576)	999	5,942

Other income (expense):
Interest expense, net and other financing costs	(682)	—	—	(3)	(685)
Amortization of loan fees	(142)	—	—	—	(142)
Net Income (loss)	9,308	(2,613)	(2,576)	996	5,115
Less: Net income (loss) attributable to Predecessor	—	(2,613)	(2,576)	996	(4,193)
Limited partners' interest in net income attributable to the Partnership	$9,308	$—	$—	$—	$9,308

	Nine Months Ended September 30, 2014
	PBF Logistics	DCR West Rack	Toledo Storage Facility	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenues from affiliates (a)	$22,526	$—	$—	$6,883	$29,409

Costs and expenses:
Operating and maintenance expenses	4,998	2,305	6,786	2,795	16,884
General and administrative expenses (a)	4,584	111	103	330	5,128
Depreciation and amortization	898	263	1,188	557	2,906
Total costs and expenses	10,480	2,679	8,077	3,682	24,918

Income (loss) from operations	12,046	(2,679)	(8,077)	3,201	4,491

Other income (expense):
Interest expense, net and other financing costs	(969)	—	—	1	(968)
Amortization of loan fees	(215)	—	—	—	(215)
Net Income (loss)	10,862	(2,679)	(8,077)	3,202	3,308
Less: Net income (loss) attributable to Predecessor	(3,863)	(2,679)	(8,077)	3,202	(11,417)
Limited partners' interest in net income attributable to the Partnership	$14,725	$—	$—	$—	$14,725

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014*	2015	2014*
Key Operating Information:
Throughput (barrels per day ("bpd")) (c)
Delaware City Rail Terminal	24.3	74.8	40.1	74.9
DCR West Rack	7.1	N/A	18.4	N/A
Toledo Truck Terminal	18.9	10.3	13.0	10.9
Toledo Storage Facility (Propane Loading)	4.5	N/A	4.3	N/A
Delaware Products Pipeline	38.8	49.7	45.4	49.8
Delaware Truck Rack	33.3	N/A	34.4	N/A
Total throughput (barrels)
Delaware City Rail Terminal	2,231.6	6,883.9	10,946.4	10,483.9
DCR West Rack	652.9	N/A	5,032.7	N/A
Toledo Truck Terminal	1,738.3	944.5	3,550.9	1,526.1
Toledo Storage Facility (Propane Loading)	411.5	N/A	1,168.7	N/A
Delaware Products Pipeline	3,573.7	4,568.3	12,394.6	13,578.5
Delaware Truck Rack	3,065.7	N/A	4,777.8	N/A
Total	11,673.7	12,396.7	37,871.1	25,588.5

Storage capacity reserved (average shell capacity barrels per month) (d)	3,545.6	N/A	3,570.9	N/A

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$25,401	$5,141	$63,389	$700
Investing activities	(964)	20,226	(485)	(305,903)
Financing activities	(12,861)	(17,536)	(58,833)	317,213
Net increase (decrease) in cash	$11,576	$7,831	$4,071	$12,010

Other Financial Information:
EBITDA attributable to PBFX (b)	$29,112	$10,455	$75,296	$16,378
Distributable cash flow (b)	$22,208	$10,231	$63,575	$16,062
Quarterly distribution declared per unit (e)	$0.39	$0.30	$1.11	$0.46
Distribution declared: (e)
Common units - public	$6,376	$4,829	$18,149	$7,402
Common units - PBF	1,003	199	2,856	211
Subordinated units - PBF	6,196	4,766	17,634	7,308
IDR Holders - PBF LLC	354	—	535	—
Total distribution declared	$13,929	$9,794	$39,174	$14,921
Coverage ratio (b)	1.59x	1.04x	1.62x	1.08x
Capital expenditures	$962	$14,874	$1,182	$40,993

See Footnotes to Earnings Release Tables

* Prior-period financial information has been retrospectively adjusted for the acquisitions of the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except as indicated)

	September 30,	December 31,
Balance Sheet Information:	2015	2014

Cash, cash equivalents and marketable securities	$252,485	$249,095
Property, plant and equipment, net	145,642	146,867
Total assets	432,663	410,141
Total debt	608,700	510,000
Total liabilities	624,150	514,721
Net investment - Predecessors	—	15,713
Partners' equity	(191,487)	(104,580)
Total liabilities and equity	432,663	410,141

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014*	2015	2014*

Reconciliation of net income (loss) to EBITDA and distributable cash flow (b):
Net income (loss)	$20,283	$5,115	$57,849	$3,308
Interest expense, net	6,757	685	13,174	968
Amortization of loan fees	423	142	891	215
Depreciation and amortization	1,649	1,177	4,919	2,906
EBITDA	29,112	7,119	76,833	7,397
Less: Predecessor EBITDA	—	(3,336)	1,537	(8,981)
EBITDA attributable to PBFX	29,112	10,455	75,296	16,378
Non-cash unit-based compensation expense	815	458	2,428	653
Interest expense, net	(6,757)	(682)	(13,187)	(969)
Maintenance capital expenditures	(962)	—	(962)	—
Distributable cash flow	$22,208	$10,231	$63,575	$16,062

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (b):
Net cash provided by operating activities	$25,401	$5,141	$63,389	$700
Change in current assets and liabilities	(2,231)	1,751	2,698	6,382
Interest expense, net	6,757	685	13,174	968
Non-cash unit-based compensation expense	(815)	(458)	(2,428)	(653)
EBITDA	29,112	7,119	76,833	7,397
Less: Predecessor EBITDA	—	(3,336)	1,537	(8,981)
EBITDA attributable to PBFX	29,112	10,455	75,296	16,378
Non-cash unit-based compensation expense	815	458	2,428	653
Interest expense, net	(6,757)	(682)	(13,187)	(969)
Maintenance capital expenditures	(962)	—	(962)	—
Distributable cash flow	$22,208	$10,231	$63,575	$16,062

See Footnotes to Earnings Release Tables

* Prior-period financial information has been retrospectively adjusted for the acquisitions of the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended September 30, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$31,764	$5,318	$—	$37,082
Depreciation and amortization expense	980	669	—	1,649
Income (loss) from operations	27,715	2,755	(3,007)	27,463
Interest expense, net and amortization of loan fees	—	—	7,180	7,180
Capital expenditures	5	957	—	962

	Three Months Ended September 30, 2014*
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$17,060	$—	$—	$17,060
Depreciation and amortization expense	772	405	—	1,177
Income (loss) from operations	10,857	(2,193)	(2,722)	5,942
Interest expense, net and amortization of loan fees	—	—	827	827
Capital expenditures	9,027	5,847	—	14,874

	Nine Months Ended September 30, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$88,727	$16,069	$—	$104,796
Depreciation and amortization expense	2,964	1,955	—	4,919
Income (loss) from operations	73,138	8,574	(9,798)	71,914
Interest expense, net and amortization of loan fees	—	—	14,065	14,065
Capital expenditures	225	957		1,182

	Nine Months Ended September 30, 2014*
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues (a)	$29,409	$—	$—	$29,409
Depreciation and amortization expense	1,718	1,188	—	2,906
Income (loss) from operations	16,507	(6,888)	(5,128)	4,491
Interest expense, net and amortization of loan fees	—	—	1,183	1,183
Capital expenditures	29,520	11,473	—	40,993

	Balance at September 30, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$113,550	$56,703	$262,410	$432,663

	Balance at December 31, 2014
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$105,631	$53,038	$251,472	$410,141

See Footnotes to Earnings Release Tables

* Prior-period financial information has been retrospectively adjusted for the acquisitions of the Toledo Storage Facility and the Delaware City Products Pipeline and Truck Rack.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. The Partnership's results of operations may not be comparable to the Predecessor's historical results of operations for the reasons described below:

Revenues-  There are differences in the way our Predecessor recorded revenues and the way the Partnership records revenues after completion of the Offering and Acquisitions from PBF as discussed under "Factors Affecting Comparability."

General and Administrative Expenses-  Our Predecessor's general and administrative expenses included direct charges for the management and operation of our logistics assets and certain expenses allocated by PBF Energy for general corporate services, such as treasury, accounting and legal services. These expenses were charged, or allocated, to our Predecessor based on the nature of the expenses. PBF Energy continues to charge the Partnership a combination of direct charges for the management and operation of our logistics assets and a fixed annual fee for general corporate services, such as treasury, accounting and legal services. We also incur additional incremental general and administrative expenses as a result of being a separate publicly-traded partnership.

(b) See “Non-GAAP Financial Measures” on page 4 for a definition of EBITDA, distributable cash flow and coverage ratio.

(c)
Operating information pertains to assets which are included in the Transportation and Terminaling segment. Throughput information reflects activity subsequent to execution of the commercial agreements in connection with the Offering and Acquisitions from PBF, with the exception of the Delaware City Products Pipeline which recognized revenue prior to its acquisition by PBFX.

(d)
Operating information pertains to assets which are included in the Storage segment. Shell capacity information reflects activity subsequent to execution of the commercial agreements in connection with the Toledo Storage Facility acquisition.

(e) On October 29, 2015, we announced a quarterly cash distribution of $0.39 per limited partner unit for the third quarter of 2015.